EXHIBIT 4.4.3

EQUIDYNE CORPORATION  (FORMERLY AMERICAN
ELECTROMEDICS CORP.)
Schedule of Options Outstanding
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

------------------------ ------------ ------------ ------------ ------------- ---------------- ----------------------------
                                                                              Form of
                         Date         Date         Exercise     Aggregate     Agreement
Name                     Granted      Expires      Price ($)    Amount        Exhibit No.      Vesting Schedule*
------------------------ ------------ ------------ ------------ ------------- ---------------- ----------------------------
Larry Wilbur             02/09/99     02/09/04     1.6250           10,000          4.4.1      100% on 1/1/2000
Richard Battelle         05/11/98     02/29/00     1.00             16,190          4.4.1      100% on 08/31/99
Richard Battelle         05/11/98     02/29/00     3.00              8,571          4.4.1      100% on 08/31/99
James Cooper             05/01/99     05/01/04     1.375             9,788          4.4.1      Immediate
James S. Parsons         01/04/99     01/04/04     1.3125           15,000          4.4.2      100% on 12/31/99
Blake Davenport          03/09/00     03/09/05     7.0000           50,000          4.4.2      Immediate
Marcus Rowan             03/09/00     03/09/05     7.0000           75,000          4.4.2      Immediate
James Gavin              03/09/00     03/09/05     6.2500           20,000          4.4.2      Immediate
Richard Gray             01/12/98     01/12/01     1.0000           20,000          4.4.2      Immediate
Bervin Hatton            01/12/98     01/12/01     1.0000           40,000          4.4.2      Immediate
Jason Chautin            08/30/99     08/30/02     1.0000            7,500          4.4.2      Immediate
Jason Chautin            08/30/99     08/30/02     3.8750            7,500          4.4.2      Immediate
Thomas Cabe              09/23/98     09/23/01     2.8750           10,000          4.4.2      Immediate
                                                                  -------------
TOTAL                                                              289,549
                                                                  =============
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